EXECUTION COPY

      SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of August 25, 2004 (the "Agreement"), between GREAT EXPECTATIONS AND ASSOCIATES, INC., a Colorado corporation ("GXPT"); and ADVAXIS, INC., a Delaware corporation ("Advaxis"), and the SHAREHOLDERS OF ADVAXIS set forth on Schedule A hereto, which shareholders constitute all of the holders of capital stock of Advaxis as of the date hereof and as of the Closing (as defined below) (the "Advaxis Shareholders").

                                  INTRODUCTION

      GXPT desires to acquire (i) all of the issued and outstanding shares of Common Stock of Advaxis (the "Advaxis Common Stock"), and Series A Preferred Stock of Advaxis (the "Advaxis Series A Preferred Stock;' together with the Advaxis Common Stock, the "Advaxis Capital Stock") in exchange for an aggregate of 15,597,723 shares (the "Purchase Shares") of authorized, but theretofore unissued, shares of common stock, no par value, of GXPT (the "GXPT Common Stock"), (ii) all of the issued and outstanding warrants to purchase Advaxis Capital Stock (the "Advaxis Warrants"), in exchange for Warrants to purchase 584,885 shares of GXPT Common Stock (the "GXPT Warrants"), and (iii) all of the issued and outstanding options to purchase Advaxis Capital Stock (the "Advaxis Options") in exchange for an aggregate of 2,381,525 options to purchase GXPT Common Stock (the "GXPT Options"); representing 96.25% of the fully diluted outstanding GXPT Common Stock after giving effect to such issuances and the issuance of shares of GXPT Common Stock referred to in Section 3.01(p) below, all as more fully set forth on Schedule B hereto. The Advaxis Shareholders desire to exchange their beneficially owned shares of Advaxis Capital Stock solely for shares of GXPT Common Stock at a ratio of 352.1823361 as more fully set forth on Schedule B hereto.

      Prior to the date hereof, the respective boards of directors of each of GXPT and Advaxis have, and the Advaxis Shareholders and the shareholders of GXPT have, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

      There shall be an offering to sell up to 280 units (the "Units"), each Unit consisting of 87,108 shares of GXPT Common Stock and Warrants to purchase 87,108 shares of GXPT Common Stock for an aggregate purchase price of up to $7,000,000 (the "Offering"). In connection with the Offering all of the issued and outstanding promissory notes of Advaxis which are convertible into shares of Advaxis capital stock (the "Advaxis Notes") shall be exchanged for Units on the same terms as in the Offering. As of the date hereof the aggregate principal amount of the Advaxis Notes is $494,729.

      After giving effect to (a) the acquisition of the Advaxis Capital Stock in exchange for the Purchase Shares, (b) the issuance of shares of GXPT Common Stock referred to in Section 3.01(p) below, and (c) the exchanges of the Advaxis Warrants and Advaxis Options for GXPT Warrants and GXPT Options (but not giving effect to the issuance and/or conversion of the Advaxis Notes, the Units or shares of GXPT Common Stock or Warrants issuable to placement agents or to consultants in connection with the Offering) there shall be outstanding 20,069,333 shares of common stock of GXPT, on a fully diluted basis. Such fully diluted capitalization table is set forth on Schedule B hereto.

      Upon the signing of this Agreement by all parties to this Agreement, Advaxis shall advance to GXPT a nonrefundable payment of $7,500 by wire transfer or by certified check. The closing of the transaction contemplated by this Agreement (the "Closing") shall occur when $1,500,000 has been placed in escrow in connection with the Offering; it being understood however that the date of the Closing must occur on or prior to forty-five (45) days from the date hereof (the "Initial Closing Date"). If Advaxis advances to GXPT a nonrefundable payment of $15,000 on or prior to the Initial Closing Date, then the date of the Closing shall be extended for an additional forty-five (45) day period. Such advances shall be offset against the amount Advaxis shall pay to GXPT at Closing as set forth in Section 1.03(e).

      NOW,   THEREFORE,   in   consideration   of  the   premises   and   mutual
representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                       ACQUISITION AND EXCHANGE OF SHARES

      SECTION 1.01 THE AGREEMENT. The parties hereto hereby agree that GXPT shall acquire all of the issued and outstanding shares of Advaxis Capital Stock, Advaxis Warrants and Advaxis Options in exchange for the Purchase Shares, GXPT Warrants and GXPT Options. The parties hereto agree that at the Closing Advaxis will become a wholly-owned subsidiary of GXPT subject to the conditions and provisions of Section 1.03 hereof.

      SECTION 1.02 EXCHANGE OF SECURITIES.

      (a) At the Closing, GXPT will cause to be issued and held for delivery to the Advaxis Shareholders or their designees, as applicable, stock certificates representing the Purchase Shares in exchange for all of the issued and outstanding shares of Advaxis Capital Stock. At the Closing, Advaxis and the Advaxis Shareholders will cause to be delivered to GXPT, stock certificates or other evidence, as applicable, representing Advaxis Capital Stock. The shares of GXPT Common Stock to be issued will be authorized, but theretofore unissued shares of GXPT Common Stock, and will be issued to the respective Advaxis Shareholders as set forth in Schedule B hereof.

      (b) At the Closing, GXPT will cause to be issued and held for delivery to the Advaxis Shareholders warrant agreements representing the GXPT Warrants in exchange for all of the Advaxis Warrants, which will be delivered to GXPT at the Closing. At the Closing, Advaxis and the Advaxis Shareholders will cause to be delivered to GXPT, warrant agreements or other evidence, as applicable, representing the Advaxis Warrants. The GXPT Warrants to be issued will be authorized, but theretofore unissued GXPT Warrants, and will be issued to the Advaxis Shareholders, as applicable, as set forth in Schedule B hereof.


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

      (c) At the Closing, GXPT will cause to be issued and held for delivery to the Advaxis Shareholders option agreements representing GXPT Options in exchange for all of the Advaxis Options, which Advaxis Options will be delivered to GXPT at the Closing. At the Closing, Advaxis and the Advaxis Shareholders will cause to be delivered to GXPT the option agreements or other evidence, as applicable, representing the GXPT Options. The GXPT Options to be issued will be authorized, but theretofore ungranted, and will be granted to the respective Advaxis Shareholders as set forth in Schedule B hereof.

      (d) All shares of GXPT Common Stock to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). All shares of GXPT Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of GXPT Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      SECTION 1.03 CLOSING. The Closing will take place at the offices of Reitler Brown & Rosenblatt LLC ("Reitler Brown") on the date that $1,500,000 has been placed in escrow pursuant to the Offering, or such other date and at such other time and place to be mutually agreed upon by the parties hereto; provided that such date will occur by the Initial Closing Date unless extended by Advaxis in the manner set forth in the Introduction, and will be subject to the provisions of Article IV of this Agreement. The date the Closing actually occurs shall be deemed the "Closing Date". At the Closing:

      (a) Advaxis will deliver to GXPT stock certificates, warrant certificates, warrant agreements, option agreements, or other evidences representing the Advaxis Capital Stock, Advaxis Warrants and Advaxis Options, duly endorsed or accompanied by a properly executed stock power, so as to make GXPT the holder thereof, free and clear of all liens, claims and other encumbrances, or an affidavit of lost certificate or other evidence satisfactory to Advaxis that such securities and/or agreements were lost or destroyed;


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

      (b) GXPT will  deliver to the Advaxis  Shareholders,  in  accordance  with
Section 1.02 hereof, stock certificates representing the Purchase Shares, option agreements representing the GXPT Options and warrant certificates representing the GXPT Warrants;

      (c) GXPT will deliver an Officer's Certificate as described in Sections 4.02(a) and 4.02(b) hereof, dated the Closing Date, certifying that all representations, warranties, covenants, and conditions set forth herein by GXPT are true and correct as of, or have been fully performed and complied with by, the Closing Date;

      (d) Advaxis will deliver an Officer's Certificate as described in Sections 4.01(a) and 4.01(b) hereof, dated the Closing Date, certifying that all representations, warranties, covenants and conditions set forth herein by Advaxis are true and correct as of, or have been fully performed and complied with by, the Closing Date;

      (e) Advaxis shall pay up to an aggregate of $90,000 less the aggregate amount of payments Advaxis shall have made to GXPT prior to the Closing (as set forth in the Introduction) (the "Advaxis Payment") to GXPT by wire transfer or certified check. It being understood among the parties hereto that GXPT shall pay the aggregate amount of the notes payable to the stockholders of GXPT as stated in GXPT's most recent Form 10Q filing with the SEC and all reasonable legal costs and expenses and auditor costs and expenses of GXPT out of such Advaxis Payment; provided that GXPT shall have provided to Advaxis written documentation of such costs and expenses prior to Closing; and.

      (f) GXPT will prepare and file with the applicable governmental or regulatory authorities any additional necessary documents that may be required by applicable law or regulations of the State of Colorado, the Unities States of America, or otherwise to effect the transactions contemplated hereby.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      SECTION  2.01   REPRESENTATIONS   AND  WARRANTIES  OF  GXPT.  GXPT  hereby
represents   and  warrants  to,  and  agrees  with,   Advaxis  and  the  Advaxis
Shareholders as follows:

      (a) Organization and Qualification. Other than as set forth in Section A of the disclosure letter, of even date herewith, from GXPT to Advaxis and the Advaxis Shareholders (the "GXPT Disclosure Letter"), GXPT does not have any subsidiaries or affiliated corporations and does not own any interest in any other enterprise (whether or not such enterprise is a corporation). GXPT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Other than as set forth in Section A of the GXPT Disclosure Letter, GXPT is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.


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

      (b) Capitalization. Immediately prior to the Closing, the authorized capital stock of GXPT consists of 500,000,000 shares of GXPT Common Stock, of which 150,520,000 shares are outstanding. Prior to Closing, a majority of the GXPT shareholders shall approve and caused to become effective the charter amendments contemplated by Section 3.01 hereof. Each of such outstanding shares of GXPT Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of GXPT or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of GXPT other than the Offering. There is outstanding no security or other instrument convertible into, or exchangeable or exercisable for, capital stock of GXPT.

      (c) Financial Condition. GXPT has filed with the Securities and Exchange Commission (the "SEC") and has provided to Advaxis true and correct copies of the following: audited balance sheets of GXPT as of October 31, 2002 and 2003; unaudited balance sheets of GXPT as of April 30, 2003 and 2004; audited statements of income, statements of stockholders' equity, and statements of cash flows of GXPT for the years ended October 31, 2002 and 2003; and the unaudited statements of income, statements of stockholders' equity, and statements of cash flows of GXPT for the six months ended April 30, 2003 and 2004. Each such balance sheet shall present fairly the financial condition, assets, liabilities, and stockholders' equity of GXPT as of its respective date; each such statement of income and statement of stockholders' equity shall present fairly the results of operations of GXPT for the period indicated; and each such statement of cash flows shall present fairly the information purported to be shown therein. The financial statements referred to in this Section 2.01(c) will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout the periods involved and shall be in accordance with the books and records of GXPT. The financial statements referred to in this Section 2.01(c) contain all certifications and statements required by the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. The financial statements referred to in this Section 2.01(c) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of GXPT as at the dates thereof and the results of its operations and cash flows. Since April 30, 2004:

                  (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of GXPT.


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

                  (ii) GXPT has not authorized,  declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of GXPT.

                  (iii)  The   operations  and  businesses  of  GXPT  have  been
            conducted in all respects only in the ordinary course, except as described in filings made and to be made by GXPT to the SEC..

There is no fact known to GXPT which materially adversely affects or in the future (as far as GXPT can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of GXPT; provided, however, that GXPT expresses no opinion as to political or economic matters of general applicability. GXPT has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

      (d) Tax and Other Liabilities. GXPT does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes"), and liabilities to customers or suppliers, other than the following:

                  (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "Last GXPT Balance Sheet") as of April 30, 2004, (the "Last GXPT Balance Sheet Date") referred to in Section 2.01(c); and

                  (ii) Other  liabilities  arising  since the Last GXPT  Balance
            Sheet Date and prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of GXPT or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last GXPT Balance Sheet are sufficient for all accrued and unpaid Taxes of GXPT, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last GXPT Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by GXPT will not cause any Taxes to be payable (other than those that may possibly be payable by the Advaxis Shareholders as a result of the contribution of their shares of Advaxis Capital Stock to GXPT) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the Advaxis Shareholders. GXPT has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the Advaxis Shareholders a true and correct copy of each such return which was filed since incorporation; has paid (or has established on the Last GXPT Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Advaxis Shareholders a true and correct copy of any report as to adjustments received by it from any taxing authority since incorporation and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.


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

      (e) Litigation and Claims. Except as described in Section E of the GXPT Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best of GXPT's knowledge, threatened, or in prospect (or any basis therefor known to GXPT) with respect to GXPT or any of its businesses, properties, or assets. GXPT is not a "union shop" and is not a party to any collective bargaining agreement or similar labor arrangement. GXPT is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of GXPT, is any union attempting to represent any employee of GXPT as collective bargaining agent. GXPT is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on GXPT; nor is GXPT required to take any action in order to avoid such violation or default.

      (f) Properties.

            (i) GXPT owns no real property. GXPT has good title to all personal properties and assets used in its businesses or owned by it and has valid leasehold interests and licenses in and with respect to all real and other properties and assets as are held pursuant to leases or licenses described in Section B or C of the GXPT Disclosure Letter and used in its business, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section F of the GXPT Disclosure Letter).

            (ii) Set forth in Section F of the GXPT Disclosure Letter is a true and complete list of all tangible properties and assets owned by GXPT or leased or licensed by GXPT from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by GXPT from or to a third party, a description of such lease or license, including the term interest and amounts paid GXPT under such lease or license. All such properties and assets (including Intangibles) owned by GXPT are reflected on the Last GXPT Balance Sheet (except for acquisitions subsequent to the Last GXPT Balance Sheet Date and prior to the Closing Date, which are set forth in Section F of the GXPT Disclosure Letter or are approved in writing by Advaxis). All tangible properties and assets owned by GXPT or leased or licensed by GXPT from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of GXPT excepted). All such leases and licenses to which GXPT is a party are in full force and effect.

            (iii) To the best of GXPT's knowledge, no real property leased or licensed by GXPT from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of GXPT's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which GXPT is now engaged or the businesses in which it contemplates engaging.


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

            (iv) The properties and assets (including Intangibles (as hereinafter defined)) owned by GXPT (other than those leased or licensed by GXPT to a third party) or leased or licensed by GXPT from a third party constitute all such properties and assets which are necessary to the businesses of GXPT as presently conducted.

            (v) GXPT has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of GXPT. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. ss.9601(22).

      (g) Contracts and Other Instruments. Section G of the GXPT Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to GXPT. GXPT has furnished to the Advaxis Shareholders (i) the certificate of incorporation (or other charter document) and by-laws of GXPT and all amendments thereto, as presently in effect, and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section G of the GXPT Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section G of the GXPT Disclosure Letter hereto; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section G of the GXPT Disclosure Letter. To the best of GXPT's knowledge, neither GXPT nor (to the knowledge of GXPT) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of GXPT's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither GXPT nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. GXPT enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. GXPT is not party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of GXPT) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of GXPT. GXPT has not engaged within the last five years in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five years, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of GXPT, any director, officer, or employee of GXPT (except for employment agreements listed in Section G of the GXPT Disclosure Letter and employment and compensation arrangements described in Section H of the GXPT Disclosure Letter), any relative or affiliate of any stockholder of GXPT or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of GXPT, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section G of the GXPT Disclosure Letter. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by GXPT and the minute book records of GXPT and all proceedings of the stockholders and the Board of Directors and committees thereof of GXPT since their respective incorporations made available to counsel to Advaxis and the Advaxis Shareholders are the original stock ledgers and stock transfer books and minute book records of GXPT or exact copies thereof. GXPT is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

      (h) Employees.

            (i) GXPT does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), nor does GXPT have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section H of the GXPT Disclosure Letter. GXPT has furnished to Advaxis and the Advaxis Shareholders: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Section H of the GXPT Disclosure Letter (or true and correct written summaries, so initialed, of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.

            (ii) If any Employee Benefit Plan of GXPT were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by GXPT or Advaxis and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "Accrued Benefits" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of GXPT as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last GXPT Balance Sheet Date has been disproportionately large compared to prior payments. For purposes hereof, "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

            (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of GXPT. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of GXPT. No Employee Benefit Plan of GXPT or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Section H of the GXPT Disclosure Letter. GXPT does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of GXPT which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, GXPT does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of GXPT's knowledge) in prospect (or any basis therefor known to GXPT) with respect to any Employee Benefit Plan of GXPT or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of GXPT or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is GXPT, any Employee Benefit Plan of GXPT, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, or is (to the best of GXPT's knowledge) threatened or about to occur, which would constitute a prohibited transaction under Section 406 of ERISA.

            (iv) Each Pension Plan maintained for the employees of GXPT has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code.

Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of GXPT) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither GXPT, nor any organization to which GXPT is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in
Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of GXPT has been made or (to the knowledge of GXPT) is contemplated against GXPT, or any related trust of any Pension Plan of GXPT, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of GXPT. Form 5500's have been timely filed with respect to all Pension Plans of GXPT. No event has occurred or (to the knowledge of GXPT) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of GXPT.

            (v) GXPT does not currently contribute to, and has not effectuated either a complete or partial withdrawal from, any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

            (vi) Section H of the GXPT Disclosure Letter contains a true and correct statement of the names, relationship with GXPT, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal years ended December 31, 2002 and 2003 of (A) each director, officer, or other employee of GXPT whose aggregate compensation for the fiscal years ended December 31, 2002 and 2003 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of GXPT. Since December 31, 2003, GXPT has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of GXPT been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by GXPT by reason of Section 280G of the Code.

            (vii) GXPT has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) thereof.

      (i) Patents, Trademarks, Et Cetera. GXPT does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in Section I of the GXPT Disclosure Letter. Each Intangible set forth in such Section I of the GXPT Disclosure Letter is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated by GXPT and may reasonably be contemplated by GXPT after the effective date of this Agreement and the closing of the Offering. Section I of the GXPT Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to GXPT or which otherwise relate to the businesses of GXPT, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which GXPT owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which GXPT grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than GXPT which relates to the businesses, properties, or assets of GXPT. Except as specified in Section I of the GXPT Disclosure Letter, to the knowledge of GXPT: (v) GXPT is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by GXPT to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, GXPT has not been charged with, and has not charged others with, unfair competition or infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) GXPT is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of GXPT as presently conducted or as it contemplates conducting, except such as are so designated in Section I of the GXPT Disclosure Letter. Except as described in Section I of the GXPT Disclosure Letter, GXPT has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has GXPT been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of GXPT, there is no infringement by others of Intangibles of GXPT. As far as GXPT can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of GXPT. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which GXPT is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on GXPT or to which any of its businesses, properties, or assets are subject. GXPT did not register any trademark, tradename or service mark, design, or name used by GXPT to identify its products, businesses, or services. Neither any stockholder of GXPT, any director, officer, or employee of GXPT, any relative or affiliate of any stockholder of GXPT, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of GXPT, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of GXPT.

      (j) Questionable Payments. Neither GXPT, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, GXPT, nor any stockholder of GXPT has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      (k) Authority. GXPT has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of GXPT have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by GXPT, constitutes the legal, valid, and binding obligation of GXPT, and is enforceable as to GXPT in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by GXPT for the execution, delivery, or performance of this Agreement by GXPT. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which GXPT is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section K of the GXPT Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section K of the GXPT Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of GXPT to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of GXPT, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on GXPT or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on GXPT. Neither GXPT, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.

      (l) Status of Shares of GXPT Common Stock To Be Issued. The shares of GXPT Common Stock to be issued pursuant to Section 1.02(a) hereof, and, in any case, the shares of GXPT Common Stock issuable pursuant to Section 3.01(p) hereof, are validly authorized and, when the such shares of GXPT Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of GXPT Common Stock will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

      (m) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by GXPT are described in Section M of the GXPT Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. GXPT has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against GXPT which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of GXPT or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of GXPT or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of GXPT is conducted or in connection with any of the respective assets thereof. GXPT does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

      (o) Trading Matters. At the date hereof and at the Closing Date:

            (i) the GXPT Common Stock is not actively traded and quoted in the pink sheet market; and

            (ii) GXPT has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the GXPT Common Stock for quotation on the OTC Bulletin Board.

      (p) Reorganization.

            (i) GXPT has not taken, has not agreed to take and will not take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a "reorganization" under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code. GXPT is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.

            (ii) GXPT has no plan or intention to reacquire, and, to GXPT's knowledge, no person related to GXPT within the meaning of Treasury Regulations
Section 1.368-1 has a plan or intention to acquire, any of the GXPT Common Stock pursuant to Section 1.02(a) hereof.

      (q) Completeness of Disclosure. No representation or warranty by GXPT in this Agreement, any of the financial statement or other instruments or written statements provided to the Advaxis Shareholders hereunder or in connection herewith, the GXPT Disclosure Letter or any Schedules or Exhibits attached hereto are made a part hereof contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

      (r) Periodic Reporting.

            (i) The GXPT Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and GXPT is subject to the periodic reporting requirements of Section 13 of the Exchange Act. GXPT has heretofore provided or made available to Advaxis and the Advaxis Shareholders true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least December 31, 2001 as such documents have been amended since the time of the filing thereof (the "GXPT SEC Documents"). The GXPT SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the GXPT SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of GXPT as at the dates thereof and the results of its operations and cash flows.

            (ii) Except as set forth in Section R of the GXPT Disclosure Letter, the Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. To the extent any exist, GXPT has delivered or made available to Advaxis copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. Except as set forth in Section R of the GXPT Disclosure Letter, to GXPT's knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2002. As used in Section 2.01(r), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

            (iii) Except as set forth in Section R of the GXPT Disclosure Letter, the Chief Executive Officer and the Chief Financial Officer of GXPT have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither GXPT nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

            (iv) GXPT has heretofore has provided or made available to Advaxis complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to Advaxis the matters and statements made in such certificates.

      (s) Compliance with Law and Government Regulations.

            (i) GXPT is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. GXPT is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

            (ii) Each of GXPT, its directors and its senior financial officers has consulted with GXPT's independent auditors and with GXPT's outside counsel with respect to, and (to the extent applicable to GXPT) is familiar in all material respects with all of the requirements of, Sarbanes-Oxley Act of 2002. GXPT is in compliance with the provisions of such act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of GXPT's independent auditors and outside counsel, respectively, to ensure GXPT's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof.

      (t) Legal Proceedings and History. GXPT hereby represents that, unless otherwise disclosed herein or in Section T of the GXPT Disclosure Letter, no officer, director or affiliate of GXPT, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

      SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF ADVAXIS. Advaxis hereby represents and warrants to, and agrees with, GXPT:

      (a) Organization and Qualification. Other than as set forth in Section A of the disclosure letter, of even date herewith, from Advaxis to GXPT (the "Advaxis Disclosure Letter"), Advaxis has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Advaxis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates. Advaxis is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

      (b) Capitalization. Immediately prior to the Closing, the authorized capital stock of Advaxis consists of 100,000 shares of Advaxis Common Stock, par value $0.001 per share, 40,000 of which shares are issued and outstanding and 50,000 shares of preferred stock, par value $0.001 per share, 6,000 shares of preferred stock have been designated as Series A Preferred Stock, par value $0.001 per share of which 3650.46 shares are issued and outstanding. Each of the outstanding shares of Advaxis Capital Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by the owners set forth in Section A of the Advaxis Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts (other than the existing stockholders agreement to be terminated prior to the Closing). Other than as set forth in Section A of the Advaxis Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of Advaxis Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Advaxis Capital Stock. Other than as set forth in Section A of the Advaxis Disclosure Letter, there is outstanding no security or other instrument convertible into or exercisable or exchangeable for Advaxis Capital Stock.

      (c) Financial Condition. Advaxis has delivered to GXPT true and correct copies of the following: audited balance sheets of Advaxis as of December 31, 2002 and December 31, 2003 and unaudited balance sheets of Advaxis as of June 30, 2003 and June 30, 2004; and audited statements of operations, statements of stockholders' equity, and statements of cash flows of Advaxis for the two years ended December 31, 2002 and December 31, 2003 and unaudited statements of operations, statements of stockholders' equity, and statements of cash flows of Advaxis for the periods ended June 30, 2003 and June 30, 2004. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Advaxis as of its date; each such statement of income and consolidated statement of stockholders' equity presents fairly the results of operations of Advaxis for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The audited financial statements referred to in this Section 2.02(c) have been prepared in accordance with GAAP in the United States consistently applied throughout the periods involved and are in accordance with the books and records of Advaxis. Except as set forth in Section C of the Advaxis Disclosure Letter, since June 30, 2004:

            (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Advaxis.

            (ii) Advaxis has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, puchase, or other acquisition of any stock of Advaxis (other than the pay-in-kind dividend to holders of Series A Preferred Stock as of August 15, 2004).

            (iii) The operations and businesses of Advaxis have been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith.

            (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Advaxis that Advaxis expects will not be profitable.

            (v) Advaxis has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Advaxis which materially adversely affects or in the future (as far as Advaxis can reasonably foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Advaxis; provided, however, that Advaxis expresses no opinion as to political or economic matters of general applicability. Advaxis has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof. The statement of operations of Advaxis for the year ended December 31, 2003 shall be audited in accordance with GAAP in the United States consistently applied throughout the periods involved.

      (d) Tax and Other Liabilities. Advaxis does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes, and liabilities to customers or suppliers, other than the following:

            (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto, if any (the "Last Advaxis Balance Sheet") as of June 30, 2004 (the "Last Advaxis Balance Sheet Date") referred to in Section 2.02(c); and

            (ii) Other liabilities arising since the Last Advaxis Balance Sheet Date and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of Advaxis or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Advaxis Balance Sheet are sufficient for all accrued and unpaid Taxes of Advaxis, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Advaxis Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Advaxis will not cause any Taxes to be payable other than by the stockholders of Advaxis or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the stockholders of Advaxis. Advaxis has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the GXPT a true and correct copy of each such return which was filed since incorporation; has paid (or has established on the Last Advaxis Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the GXPT a true and correct copy of any report as to adjustments received by it from any taxing authority since incorporation and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

      (e) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of Advaxis's knowledge, in prospect (or any basis therefor known to Advaxis), with respect to Advaxis or any of its businesses, properties, or assets. Advaxis is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Advaxis is any union attempting to represent any employee of Advaxis as collective bargaining agent. Advaxis is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon Advaxis; nor is Advaxis required to take any action in order to avoid such violation or default.

      (f) Properties.

            (i) Advaxis does not own any legal or equitable interest in any real property. Advaxis has good title to all other properties and assets material to Advaxis, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Section F of the Advaxis Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section F of the Advaxis Disclosure Letter).

            (ii) All accounts and notes receivable reflected on the Last Advaxis Balance Sheet, or arising since the Last Advaxis Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.

            (iii) All production in progress of Advaxis is usable, in current production and marketable, on a normal basis in the existing business of Advaxis.

            (iv) Attached as Section F of the Advaxis Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by Advaxis or leased or licensed by Advaxis from or to a third party (including inventory but not including Intangibles, as defined in Section 2.02(i)), and with respect to such properties and assets leased or licensed by Advaxis from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Advaxis are reflected on the Last Advaxis Balance Sheet (except for acquisitions subsequent to the Last Advaxis Balance Sheet Date and prior to the Closing Date which are set forth in Section F of the Advaxis Disclosure Letter or are approved in writing by GXPT). All real and other tangible properties and assets owned by Advaxis or leased or licensed by Advaxis from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Advaxis excepted).

            (v) To the best of Advaxis's knowledge, no real property owned by Advaxis or leased or licensed by Advaxis from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Advaxis's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Advaxis is now engaged or the businesses in which it contemplates engaging.

            (vi) The properties and assets (including Intangibles) owned by Advaxis (other than those leased or licensed by Advaxis to a third party) or leased or licensed by Advaxis from a third party constitute all such properties and assets which are necessary to the business of Advaxis as presently conducted or as it contemplates conducting.

            (vii) Advaxis has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of Advaxis.

      (g) Contracts and Other Instruments. Section G of the Advaxis Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Advaxis. Advaxis has furnished to GXPT: (i) the certificate of incorporation and by-laws of Advaxis (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary or an authorized signatory of Advaxis and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section G of the Advaxis Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section G of the Advaxis Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section G of the Advaxis Disclosure Letter. Except as set forth in Section G of the Advaxis Disclosure Letter, Advaxis is not party to any employment agreement with any employee thereof. Except as set forth in Section G of the Advaxis Disclosure Letter, to the best of Advaxis's knowledge, none of Advaxis or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Advaxis's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of Advaxis or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Except as set forth in Section G of the Advaxis Disclosure Letter, Advaxis enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Advaxis is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of Advaxis's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Advaxis and, following the consummation of the transactions contemplated hereby, GXPT. Advaxis has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Advaxis, any director, officer, or employee of Advaxis (except for employment agreements listed in Section G of the Advaxis Disclosure Letter and employment and compensation arrangements described in Section G of the Advaxis Disclosure Letter), any relative or affiliate of any stockholder of Advaxis, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Advaxis, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section G of the Advaxis Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of Advaxis relating to all issuances and transfers of stock by Advaxis and all proceedings of the stockholders and the Board of Directors and committees thereof of Advaxis since its incorporation made available to GXPT are the original stock ledgers and stock transfer books and minute book records of Advaxis or exact copies thereof. Advaxis is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or by-laws (or the comparable charter document, if any, under applicable law).

      (h) Employees.

            (i)  Advaxis  does  not  have,  or   contribute   to,  any  pension,
      profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section H of the Advaxis Disclosure Letter. Advaxis has furnished to GXPT true and correct copies, of all documents evidencing plans, obligations, or arrangements referred to in Section H of the Advaxis Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans.

            (ii) Section H of the Advaxis Disclosure Letter contains a true and correct statement of the names, relationship with Advaxis, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2003 of (A) each director, officer, or other employee of Advaxis whose aggregate compensation for the fiscal year ended December 31, 2003 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of Advaxis. Since December 31, 2003, Advaxis has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Advaxis been instituted or amended to increase benefits thereunder.

      (i) Patents, Trademarks, Et Cetera. Advaxis does not own or have pending, and is not licensed or otherwise permitted to use, any material Intangible, other than as described in Section I of the Advaxis Disclosure Letter. Except as set forth in Section I of the Advaxis Disclosure Letter, each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section I of the Advaxis Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Advaxis or which otherwise relate to the businesses of Advaxis, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Advaxis owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Advaxis grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Advaxis which relates to the businesses, properties, or assets of Advaxis. Except as specified in Section I of the Advaxis Disclosure Letter: (i) Advaxis is the sole and exclusive owner or licensee of, and (other than those licensed by Advaxis to a third party) has the right to use, all Intangibles; (ii) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (iii) during the last five years, Advaxis has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (iv) Advaxis is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Advaxis as presently conducted or as it contemplates conducting, except such as are so designated in Section I of the Advaxis Disclosure Letter. Except as set forth in Section I of the Advaxis Disclosure Letter, Advaxis has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Advaxis been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Advaxis, there is no infringement by others of Intangibles of Advaxis. To the knowledge of Advaxis, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of

Advaxis. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Advaxis is a party, or to which any of its businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on Advaxis or to which any of its businesses, properties, or assets are subject. Except as set forth in
Section I of the Advaxis Disclosure Letter, there is no trademark, tradename or service mark used by Advaxis to identify, respectively, its products, businesses, or services. Except as set forth in Section I of the Advaxis Disclosure Letter, none of the Advaxis Shareholders, any director, officer, or employee of Advaxis, any relative or affiliate of any Advaxis Shareholder or any such director, officer, or employee, nor any other corporation or enterprise in which the Advaxis Shareholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Advaxis.

      (j) Questionable Payments. Neither Advaxis, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Advaxis, nor the Advaxis Shareholder, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      (k) Authority. Advaxis has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Advaxis have been duly taken to authorize the execution, delivery, and performance of this Agreement by Advaxis. This Agreement has been duly authorized, executed, and delivered by Advaxis, constitutes the legal, valid, and binding obligation of Advaxis, and is enforceable as to Advaxis in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Advaxis for the execution, delivery, or performance of this Agreement by Advaxis. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Advaxis is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section K of the Advaxis Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section K of the Advaxis Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Advaxis or GXPT to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Advaxis (or the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Advaxis or to which any of its businesses, properties, or assets are subject. Except as set forth in Section K of the Advaxis Disclosure Letter, neither Advaxis nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.

      (l) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Advaxis are described in Section L of the Advaxis Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to GXPT, and such policies are summarized in Section L of the Advaxis Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Advaxis have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Advaxis which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of Advaxis or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of Advaxis or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of Advaxis is conducted or in connection with any of the respective assets thereof. Advaxis does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

      (m) Business Conducted in No Other Name. All business of Advaxis has been conducted in its and for their benefit and there are no parties related or affiliated with Advaxis, either directly or indirectly, which are competing for the business of Advaxis.

      (n) Customers and Suppliers. There has been no termination or cancellation of any relationship between Advaxis and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five (5%) percent of the gross revenues of Advaxis taken as a whole during the year ended December 31, 2003, nor is there any reason to believe that any such terminations or cancellations of such magnitudes are pending or threatened.

      (o) Completeness of Disclosure. No representation or warranty by Advaxis in this Agreement contains, or at the Closing Date will contain, an untrue statement of material fact or omits or at the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

      (p) Compliance with Law and Government Regulations. Advaxis is in compliance in all material respects with, and is not in violation of, applicable local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Advaxis is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE ADVAXIS SHAREHOLDERS. The Advaxis Shareholders, severally and not jointly, hereby represent and warrant to, and agree with, GXPT as follows:

      (a) Representations and Warranties of Advaxis. Those Advaxis Shareholders who are also employees and members of the management of Advaxis (and no other Advaxis Shareholder) represent and warrant that the representations and warranties of Advaxis set forth in Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of such Advaxis Shareholders that would lead such Advaxis Shareholders to believe that any representation or warranty of Advaxis set forth on Section 2.02 hereof is untrue or incorrect in any material respect.

      (b) Authority. Each of the Advaxis Shareholders has approved this Agreement and, if an entity, has duly authorized the execution and delivery hereof. Each Advaxis Shareholder has full power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. Each Advaxis Shareholder who is an individual has reached the age of majority under applicable law.

      (c) Ownership of Shares. Each of the Advaxis Shareholders owns beneficially the shares of Advaxis Capital Stock set forth opposite such Advaxis Shareholder's name on Schedule A. Each Advaxis Shareholder has full power and authority to transfer his, her or its shares of Advaxis Capital Stock to GXPT under, pursuant to, and in accordance with, this Agreement, and to the knowledge of such Advaxis Shareholder, such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

      (d) Investment Representations and Covenants.

            (i) Each Advaxis Shareholder represents that such Advaxis Shareholder is acquiring the Purchase Shares to be issued pursuant to Section 1.02(a) hereof for his, her or its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The Advaxis Shareholders shall not dispose of any part or all of such Purchase Shares in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the SEC and all applicable provisions of state securities laws and regulations.

            (ii) Each Advaxis Shareholder acknowledges that the certificate or certificates representing such Advaxis Shareholder's Purchase Shares shall bear a legend in substantially the form set forth in Section 1.02(c) hereof.

            (iii) Each Advaxis Shareholder acknowledges being informed that the Purchase Shares to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available.

            (iv) Each Advaxis Shareholder acknowledges that such Advaxis Shareholder has been afforded access to all material information which such Advaxis Shareholder has requested relevant to such Advaxis Shareholder's decision to acquire the Purchase Shares and to ask questions of GXPT's management and that, except as set forth herein, neither GXPT nor anyone acting on behalf of GXPT has made any representations or warranties to such Advaxis Shareholder which have induced, persuaded, or stimulated such Advaxis Shareholder to acquire such Purchase Shares. Each Advaxis Shareholder shall deliver to GXPT a completed investor representation letter in the form attached hereto as Exhibit X.

            (v) Either alone, or together with his, her or its investment advisor(s), each Advaxis Shareholder has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Purchase Shares, and each Advaxis Shareholder is and will be able to bear the economic risk of the investment in such Purchase Shares.

                                   ARTICLE III

                                    COVENANTS

      SECTION 3.01 COVENANTS OF GXPT. GXPT covenants and agrees that, after the date hereof and through the earlier of the Closing or the date of the termination of this Agreement pursuant to Article IV hereof (the earlier of such times, the "Release Time"), unless Advaxis will otherwise approve in writing, which approval will not be unreasonably withheld:

            (a) (i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by GXPT in respect of the outstanding shares of GXPT Common Stock other than the 1 for 200 reverse stock split referenced in 3.01(l) below.

                  (ii) Until the Release Time, no share of capital stock of GXPT or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by GXPT other than the Offering.

            (b) Until the Release Time, GXPT will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Advaxis and the Advaxis Shareholders free and full access to the plants, properties, books, and records of GXPT. GXPT will permit them to make extracts from and copies of such books and records, and will from time to time furnish Advaxis and the Advaxis Shareholders with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of GXPT as Advaxis or the Advaxis Shareholders from time to time may request. Until the Release Time, GXPT will cause the independent certified public accountants of GXPT to make available to Advaxis, its independent certified public accountants, and the Advaxis Shareholders, the work papers relating to the audits of GXPT referred to in Section 2.01(c) of this Agreement.

            (c) Until the Release Time, GXPT will conduct its affairs so that on the Closing Date no representation or warranty of GXPT will be inaccurate, no covenant or agreement of GXPT will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of GXPT. Except as otherwise consented to by Advaxis in writing, until the Release Time, GXPT will conduct its affairs in all respects only in the ordinary course.

            (d) Until the Release Time, GXPT will immediately advise Advaxis and the Advaxis Shareholders in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the GXPT Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

            (e) GXPT shall insure that all confidential information which GXPT or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Advaxis, any affiliate of Advaxis, or any customer or supplier of Advaxis or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of Advaxis; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available. GXPT shall, and shall cause all other such persons and entities to, deliver to Advaxis all tangible evidence of the confidential information relating to Advaxis, any affiliate of Advaxis, or (insofar as such confidential information was provided by, or on behalf of, Advaxis, or any such affiliate of Advaxis) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the termination of this Agreement pursuant to Article IV or V hereof.

            (f) Before GXPT releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, GXPT shall cooperate with Advaxis, shall furnish drafts of all documents or proposed oral statements to Advaxis for comment, and shall not release any such information without the written consent of Advaxis. Nothing contained herein shall prevent GXPT from releasing any information if required to do so by law.

            (g) GXPT shall not make any agreement or reach any understanding not approved in writing by Advaxis as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

            (h) GXPT shall promptly prepare all required by law or, in the reasonable opinion of the parties hereto, appropriate public disclosures and regulatory filings, if any are legally required, relating to this Agreement and the transactions contemplated hereby and in connection herewith. GXPT shall furnish or cause to be furnished, for inclusion in such public disclosures and regulatory filings, such information about GXPT, and GXPT's security holders as may be required or as may be reasonably requested by Advaxis, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respects until the Release Time. GXPT represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. GXPT shall take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of GXPT Common Stock pursuant to the transactions contemplated hereby and in connection herewith. The filings made by GXPT within the past five years with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements GXPT has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

            (i) If, prior to the Release Time, GXPT Common Stock shall be recapitalized or reclassified or GXPT shall effect any stock dividend, stock split, or reverse stock split of GXPT Common Stock, other than the contemplated 1 for 200 reverse stock split, then the shares of GXPT Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by GXPT as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of GXPT Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

            (j) GXPT shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

            (k) Until the Release Time, GXPT shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of GXPT, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or impair the contemplated benefits to GXPT's stockholders of the transactions contemplated by this Agreement.

            (l) Effective at the Closing, GXPT shall cause its certificate of incorporation to be amended to (i) cause the corporate name thereof to be changed to "Advaxis Inc.", (ii) have a 1 for 200 reverse stock split and (iii) authorize the number of shares of GXPT Common Stock to be at least 50,000,000 shares.

            (m) Effective at the Closing, each officer of GXPT shall tender his or her respective resignation and each member of the Board of Directors of GXPT shall tender his or her respective resignation therefrom and GXPT shall appoint the following individuals as the sole directors of GXPT: Roni Appel, J. Todd Derbin, Scott Flamm, Thomas McKearn and Steve Roth.

            (n) On or prior to the Closing Date, GXPT shall deliver to Advaxis and the Advaxis Shareholders the completed GXPT Disclosure Letter, which letter shall be correct and complete in all material respects.

            (o) On or prior to the Closing Date, the Board of Directors and shareholders of GXPT shall (i) adopt the 2004 Stock Option Plan (the "Plan"), substantially in the form attached hereto as Exhibit C and (ii) reserve 2,381,525 shares of GXPT Common Stock for issuance under the Plan, to be effective upon Closing.

            (p) On the Closing Date, 752,600 new shares of GXPT Common Stock shall be issued and delivered in certificated form to, or to the order of, Sunrise Securities Corp. and/or their respective designees.

            (q)  Prior  to  the  Closing  Date,   the  Board  of  Directors  and
shareholders of GXPT shall have authorized and approved the execution and delivery of this Agreement and all transactions contemplated hereby, including without limitation the 1 for 200 reverse stock split.

      SECTION 3.02 COVENANTS OF ADVAXIS. Advaxis covenants and agrees that, after the date hereof and through the Release Time, unless GXPT will otherwise approve in writing, which approval will not be unreasonably withheld:

            (a) Until the Release Time, no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of Advaxis.

            (b) Until the Release Time, no share of Advaxis Capital Stock, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by Advaxis, other than the issuance of convertible promissory notes and the issuance of warrants related thereto (which convertible promissory notes and warrants shall be exchanged for Units on the same terms as the Advaxis Notes), or otherwise than as contemplated by, or in connection with, this Agreement. Such subscribers or purchasers will be required to comply with all of the securities transaction exemption requirements imposed on the Advaxis Shareholders under this Agreement.

            (c) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Advaxis in respect of the outstanding shares of Advaxis Capital Stock other than in-kind dividends payable to holders of Advaxis Series A Preferred Stock of Advaxis, as more fully described in Section C of the Advaxis Disclosure Letter. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Advaxis of shares of Advaxis Capital Stock.

            (d) Until the Release Time, except in the ordinary course of its business, Advaxis shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to any currently outstanding credit line of Advaxis, or with respect to any agreements or modifications to agreements with the University of Pennsylvania, or with respect to the incurrence of indebtedness pursuant to the issuance of convertible promissory notes and the issuance of warrants related thereto (which convertible promissory notes and warrants shall be exchanged for Units on the same terms as the Advaxis Notes). For purposes of this Agreement, references to "material", as well as correlative terms (e.g., materially, materiality, etc.), shall be deemed to refer to amounts of US$50,000 or more or effects or consequences of US$50,000 or more.

            (e) Until the Release Time, Advaxis will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of GXPT and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Advaxis, will permit them to make extracts from and copies of such books and records, and will from time to time furnish GXPT with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Advaxis as GXPT from time to time may request. Until the Release Time, Advaxis will cause the independent certified public accountants of Advaxis to make available to GXPT and its independent certified public accountants the work papers relating to the audits of Advaxis referred to in Section 2.02(c) of this Agreement.

            (f) Until the Release Time, Advaxis will conduct its affairs so that at the Closing, no representation or warranty of Advaxis will be inaccurate in any material respect, no covenant or agreement of Advaxis will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Advaxis. Except as otherwise consented to by GXPT in writing, until the Release Time, Advaxis will use its best efforts to preserve the business operations of Advaxis intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Advaxis, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, Advaxis will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

            (g) Until the Release Time, Advaxis will immediately advise GXPT and the Advaxis Shareholders in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Advaxis Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

            (h) Advaxis shall use its commercially  reasonable efforts to insure that all confidential information which Advaxis or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of GXPT, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Advaxis; provided, however, that the restrictions of this sentence shall not apply (A) after this Agreement is terminated pursuant to Article IV or V hereof or otherwise, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

            (i) Before Advaxis releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Advaxis shall cooperate with GXPT, shall furnish drafts of all documents or proposed oral statements to GXPT for comment, and shall not release any such information without the written consent of GXPT, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent Advaxis from releasing any information if required to do so by law or in connection with the Offering.

            (j) Advaxis shall not make any agreement or reach any understanding not approved in writing by GXPT as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

            (k) Advaxis shall furnish, or cause to be furnished, for inclusion in the public disclosures or regulatory filings of GXPT or otherwise or for inclusion in GXPT's filings under state "blue-sky," securities, or take-over laws, such information about Advaxis or the Advaxis Shareholder as may be required or as may be reasonably requested by GXPT, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Advaxis represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

            (l) Advaxis shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

            (m) On or prior to the Closing Date, Advaxis shall deliver to GXPT the completed Advaxis Disclosure Letter, which letter shall be correct and complete in all material respects.

            (n)  Prior  to  the  Closing  Date,   the  Board  of  Directors  and
shareholders of Advaxis shall have authorized and approved the execution and delivery of this Agreement and all transactions contemplated hereby.

      SECTION 3.03 COVENANTS OF THE ADVAXIS SHAREHOLDERS. The Advaxis Shareholders covenant and agree, severally and not jointly, that, after the date hereof and through the Release Time, unless GXPT will otherwise approve in writing, which approval will not be unreasonably withheld, as follows:

            (a) Those Advaxis Shareholders who are employees and members of the management of Advaxis will use best efforts to cause Advaxis to perform each covenant thereof set forth herein on a timely basis.

            (b) Until the earlier of the Release Time, no Advaxis Shareholder shall take any action the result of which shall be to cause Advaxis to make any amendment in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) thereof.

            (c) Before any of the Advaxis Shareholders releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, such Advaxis Shareholder shall cooperate with GXPT, shall furnish drafts of all documents or proposed oral statements to GXPT for comment, and shall not release any such information without the written consent of GXPT, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Advaxis Shareholders from releasing any information if required to do so by law or in connection with the Offering.

            (d) Each Advaxis Shareholder shall furnish, or cause to be furnished, for inclusion in the public disclosure in connection with the transactions contemplated by this Agreement, or for inclusion in GXPT's filings under state "blue-sky," securities, or take-over laws, such information about the Advaxis Shareholder as may be required under applicable law, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Each Advaxis Shareholder represents and warrants, solely with respect to himself, herself or itself, that the information in writing that he, she or it has furnished to date regarding himself, herself or itself for inclusion in any registration statement or other related public filings with the SEC or in any of GXPT's filings under state securities laws, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                                   ARTICLE IV

                     CONDITIONS; ABANDONMENT AND TERMINATION

      SECTION 4.01 RIGHT OF GXPT TO ABANDON. GXPT's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

            (a) All  representations  and  warranties of Advaxis and the Advaxis
Shareholders contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by Advaxis or the Advaxis Shareholders, as applicable, and regardless of knowledge or lack thereof on the part of Advaxis or the Advaxis Shareholders (as applicable) or changes beyond its control; as of the Closing Date, Advaxis and the Advaxis Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Closing Date, respectively, by this Agreement; and GXPT shall have received a certificate executed by the chief executive officer and the chief financial officer of Advaxis and the Advaxis Shareholders, dated the Closing Date, to that effect.

            (b) GXPT shall have received at the Closing Date certificates executed by the chief executive officer and the chief financial officer of Advaxis to the effect that they have carefully examined the representations and warranties made by Advaxis herein, as well as the documents delivered to GXPT pursuant hereto, and, to the best of their knowledge, (i) neither such representations and warranties, nor any such document so delivered (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and (ii) since the date hereof, no event with respect to Advaxis or the Advaxis security holder has occurred which should have been set forth in an amendment hereto which has not been set forth in such an amendment.

            (c) Advaxis and the Advaxis Shareholders, as applicable, shall have delivered to GXPT at or prior to the Closing Date such other documents (including certificates of officers of Advaxis) as GXPT may reasonably request in order to enable GXPT to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

            (d) All actions, proceedings, instruments, and documents required by Advaxis and the Advaxis Shareholders to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to GXPT, and Advaxis and the Advaxis Shareholders shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

            (e) At the Closing, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

            (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of GXPT, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, results in a delay in the ability of Advaxis or GXPT to consummate the transactions contemplated by this Agreement, (iii) requires the divestiture by GXPT of a material portion of the business of either GXPT or of Advaxis, (iv) imposes material limitations on the ability of GXPT effectively to exercise full rights of ownership of shares of Advaxis including the right to vote such shares on all matters properly presented to the Advaxis Shareholders, or (v) otherwise prohibits, restricts or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to GXPT of this Agreement or any of the other transactions contemplated by this Agreement.

            (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities, if any, having jurisdiction over GXPT or Advaxis or the subject matter of this Agreement.

            (h) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

            (i) There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of Advaxis since the date hereof.

            (j) GXPT shall conduct a due diligence review of Advaxis, including, without limitation, a review of the Advaxis Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and shall be reasonably satisfied with the result of such review.

      SECTION 4.02 RIGHT OF ADVAXIS AND THE ADVAXIS SHAREHOLDERS TO ABANDON. By the election of the Advaxis Shareholders, or otherwise, Advaxis's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

            (a) All representations and warranties of GXPT contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by GXPT and regardless of knowledge or lack thereof on the part of GXPT or changes beyond its control; as of the Closing Date, GXPT shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Closing Date by this Agreement; and Advaxis shall have received certificates executed by the chief executive officer and the chief financial officer of GXPT, dated the Closing Date, to that effect.

            (b) Advaxis and the Advaxis Shareholders shall have received at the Closing Date certificates executed by the chief executive officer and the chief financial officer of GXPT as of such date, to the effect that they have carefully examined the representations and warranties made by GXPT made herein, as well as the documents delivered to Advaxis pursuant hereto, and, to the best of their knowledge, (i) neither such representations and warranties, nor any such document so delivered (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, (ii) since the date hereof, no event with respect to GXPT has occurred which should have been set forth in an amendment hereto which has not been set forth in such an amendment,
(iii) any contract, agreement, instrument, lease or license regarding GXPT required to by filed as an exhibit to any regulatory filing required by the SEC has been filed as an exhibit to or has been incorporated as an exhibit by reference into such regulatory filing and (iv) to the effect of clause (k) of this Section 4.02.

            (c) GXPT shall have delivered to Advaxis and the Advaxis Shareholders at or prior to the Closing such other documents (including certificates of officers of GXPT) as Advaxis and the Advaxis Shareholders may reasonably request in order to enable Advaxis and the Advaxis Shareholders to determine whether the conditions to GXPT's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

            (d) All actions, proceedings, instruments, and documents required by GXPT to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Advaxis and the Advaxis Shareholders, and GXPT shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

            (e) At the Closing Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

            (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Advaxis or the Advaxis Shareholders, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, or (ii) results in a delay in the ability of GXPT or Advaxis to consummate any of the transactions contemplated by this Agreement or
(iii) otherwise prohibits, restricts or delays consummation of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Advaxis Shareholders of this Agreement or any of the transactions contemplated by this Agreement.

            (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities, if any, having jurisdiction over GXPT or Advaxis or the subject matter of this Agreement.

            (h) At or  prior to the  Closing  Date,  GXPT  shall  have  made all filings,  and  taken  all  actions,  necessary  to  comply  with  all  reporting requirements under federal and state securities laws (including without limitation, applicable "blue-sky" laws with regard to the issuance of GXPT Common Stock as contemplated by this Agreement) other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow GXPT's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.

            (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

            (j) Advaxis shall conduct a due diligence review of GXPT, including, without limitation, a review of the GXPT Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and same shall be satisfactory in the reasonable opinion of Advaxis.

            (k) At the Closing Date, GXPT shall have no assets and no liabilites, determined in accordance with GAAP in effect in the United States applied on a basis consistent with that of the financial statements of GXPT hereinabove referenced.

            (l) At or prior to the Closing Date, a minimum investment of at least $1,500,000 shall be placed in escrow with Continental Transfer and Trust Company, the escrow agent, in connection with the Offering.

            (m) At or prior to the Closing Date, the officers, directors, and holders of 5% or more of the outstanding GXPT Common Stock immediately prior to such date shall have executed and delivered to Advaxis an agreement mutually acceptable in form and substance to each of such person or entity, on the one hand, and Advaxis, on the other hand, providing for restrictions on resale and a "leak-out" of securities for a 90 day period following the Closing Date.

      SECTION  4.03  OPTIONAL  ABANDONMENT.  In  addition to the  provisions  of
Section 4.01 and Section 4.02 above, the transactions contemplated by this Agreement may be abandoned or terminated at or before the Closing notwithstanding adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the parties hereto:

            (a) by mutual agreement of the Boards of Directors of GXPT and Advaxis;

            (b) at the option of GXPT's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in
Section 4.01 and such are not waived by GXPT;

            (c) at the option of Advaxis's Board of Directors or by the election of the Advaxis Shareholders if facts exist which render impossible compliance with one or more of the conditions set forth in Section 4.02 and such are not waived by Advaxis; and

            (d) at the option of Advaxis's Board of Directors and GXPT's Board of Directors, if the Closing Date shall not have occurred on or before the Initial Closing Date; provided, that if Advaxis pays GXPT $15,000 (such amount is non-refundable) prior to the Initial Closing Date, then the Closing Date shall be extended for an additional forty-five (45) day period.

      SECTION 4.04 EFFECT OF ABANDONMENT. If the transactions contemplated by this Agreement are abandoned or terminated as provided for in this Article IV, except for Sections 3.01(e), 3.02(h), 4.01, 4.02 and 4.03, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 4.04 shall release GXPT or Advaxis or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01 EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

      SECTION 5.02 BROKERS AND FINDERS. Except as set forth on Schedule 5.2, each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

      SECTION 5.03 NECESSARY ACTIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of GXPT or Advaxis, as the case may be, or the relevant Advaxis Shareholders or Advaxis Shareholders will take all such necessary action.

      SECTION 5.04 EXTENSION OF TIME;  WAIVERS. At any time prior to the Closing
Date:

      (a) GXPT may (i) extend the time for the performance of any of the obligations or other acts of Advaxis or any Advaxis Shareholders, (ii) waive any inaccuracies in the representations and warranties of Advaxis or any Advaxis
Shareholders or, or contained herein or in any document delivered pursuant hereto by Advaxis or any Advaxis Shareholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Advaxis or any Advaxis Shareholders. Any agreement on the part of GXPT to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of GXPT.

      (b) Advaxis and the Advaxis Shareholders (by action of the Advaxis Shareholders), may (i) extend the time for the performance of any of the obligations or other acts of GXPT, (ii) waive any inaccuracies in the representations and warranties of GXPT contained herein or in any document delivered pursuant hereto by GXPT and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by GXPT. Any agreement on the part of Advaxis and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Advaxis.

      SECTION 5.05 NOTICES. Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

      If to Advaxis:           Advaxis, Inc.
                               212 Carnegie Center, Suite 206
                               Princeton, New Jersey 08540
                               Attention: J. Todd Derbin
                               Fax: (801) 459-3596

      If to the Advaxis
      Shareholders:            At the addresses set forth on the signature page.

      With a copy to:          Reitler Brown & Rosenblatt LLC
                               800 Third Avenue, 21st Floor
                               New York, New York 10022
                               Attention: Edward G. Reitler, Esq.
                               Fax: (212) 371-5500

      If to GXPT:              Great Expectations and Associates, Inc.
                               4105 East Florida Avenue, Suite 100
                               Denver, Colorado 80222
                               (303) 756-5703

      With a copy to:          Francona, Joiner, Goodman
                               4750 Table Mesa Drive
                               Boulder, Colorado 80305
                               Attention: Gary Joiner, Esq.
                               Fax: 303-494-6309

      Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 5.05. All such notices will be effective when received.

      SECTION 5.06 PARTIES IN INTEREST. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      SECTION 5.07 COUNTERPART. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

      SECTION 5.08 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      SECTION 5.09 HEADINGS. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

      SECTION 5.10 GOVERNING LAW. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of COLORADO, without regard to the conflict of law principles thereof.

      SECTION 5.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of GXPT Common Stock to be issued hereunder at the Closing for a period of two years after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

      SECTION 5.12 ASSIGNABILITY. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

      SECTION 5.13 AMENDMENT. This Agreement may be amended with the approval of a majority of the Advaxis Shareholders and the boards of directors of each of GXPT and Advaxis at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

      SECTION 5.14. AGREEMENT TO INDEMNIFY. (a) To the extent permitted by law, Advaxis agrees to indemnify and hold The Trustees of the University of Pennsylvania harmless from and against all losses, claims, damages, liabilities and obligations of any kind and description ("LOSSES"), including any reasonable attorney fees incurred by The Trustees of the University of Pennsylvania in investigating, defending or settling such Losses arising out of the Offering and matters related thereto other than: (i) Losses arising out of the gross negligence, willful misconduct or misrepresentations of The Trustees of the University of Pennsylvania or (ii) Losses arising out of a decline in the value of the GXPT Common Stock issuable to The Trustees of the University of Pennsylvania. Notwithstanding the foregoing, Advaxis agrees to indemnify and hold The Trustees of the University of Pennsylvania harmless from and against any third party claims or suits against The Trustees of the University of Pennsylvania in connection with a decline in value of the GXPT Common Stock held by such third parties.

      (b) To the extent permitted by law, Advaxis agrees to indemnify and hold the officers, directors and principal shareholder of GXPT harmless from and against any and all Losses incurred by GXPT in investigating, defending or settling such Losses arising out of the Offering and matters related thereto other than Losses arising out of the gross negligence, willful misconduct or misrepresentations of GXPT's officers, directors or principal shareholder.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                                         GREAT EXPECTATIONS AND ASSOCIATES, INC.


                                         BY /s/ Fred Mahlke
                                           -------------------------------------
                                           NAME:   Fred Mahlke
                                           TITLE:  President

ATTEST:

/s/ Daniel A. Unrein
------------------------------
NAME: Daniel A. Unrein
TITLE: Secretary

                                         ADVAXIS, INC.


                                         BY /s/ J. Todd Derbin
                                           -------------------------------------
                                           NAME:  J. TODD DERBIN
                                           TITLE: CHIEF EXECUTIVE OFFICER

ATTEST:

/s/ Roni Appel
------------------------------
NAME:  Roni Appel
TITLE: CFO

                                         ADVAXIS SHAREHOLDERS:

                                         TECHVECTORS, LLC


                                         BY: /s/ Roni Appel
                                            ------------------------------------
                                            NAME:  Roni Appel
                                            TITLE:
                                            ADDRESS: c/o Roni Appel
                                                     22 Ruth Lane
                                                     Demarest, NJ 07627

                                         THE TRUSTEES OF THE
                                         UNIVERSITY OF PENNSYLVANIA


                                         BY: /s/ Louis Berneman
                                            ------------------------------------
                                            NAME:    Louis Berneman
                                            TITLE:   Managing Director
                                            ADDRESS: University Of Pennsylvania
                                                     Center for Technology
                                                     Transfer
                                                     3160 Chestnut Street
                                                     Suite 200
                                                     Philadelphia, PA 19104

                                         CRESTWOOD, LLC


                                         BY: /s/ Ron Nizan
                                            ------------------------------------
                                            NAME:  Ron Nizan
                                            TITLE: Manager
                                            ADDRESS: 109 Boulevard Drive
                                                     Danbury, CT 06810

                                         FLAMM FAMILY PARTNERS, LP


                                         BY: /s/ Scott Flamm
                                            ------------------------------------
                                            NAME:  Scott Flamm
                                            TITLE: President
                                            ADDRESS: c/o Scott Flamm
                                                     70 West Road
                                                     Short Hills, NJ  07078

                                         TRINITA LLC


                                         BY: /s/  Morton Kielland
                                            ------------------------------------
                                            NAME:    Morton Kielland
                                            TITLE:   President
                                            ADDRESS: c/o Morten Kielland,
                                                     22 Painters Lane,
                                                     Chesterbrook, PA  19087

                                         /s/ Yvonne Paterson
                                         ---------------------------------------
                                         YVONNE PATERSON
                                         ADDRESS: 323 Johnson Pavilion
                                                  36th St. and Hamilton Walk
                                                  Philadelphia, PA  19104-6076

                                         /s/ James Patton
                                         ---------------------------------------
                                         JAMES PATTON
                                         ADDRESS: c/o Millennium Oncology
                                                  Management
                                                  250 West Lancaster Avenue
                                                  Suite 100
                                                  Paoli, PA  19301

                                         /s/ Roni Appel
                                         ---------------------------------------
                                         RONI APPEL
                                         ADDRESS: 22 Ruth Lane
                                                  Demarest, NJ 07627

                                         /s/ William Kahn
                                         ---------------------------------------
                                         WILLIAM KAHN
                                         ADDRESS: 7903 Long Meadow Road
                                                  Baltimore, MD  21208

                                         /s/ Richard Yelovich
                                         ---------------------------------------
                                         RICHARD YELOVICH
                                         ADDRESS: C/O Millennium Oncology
                                                  Management
                                                  250 West Lancaster Avenue
                                                  Suite 100
                                                  Paoli, PA  19301

                                         /s/ Charles Kwon
                                         ---------------------------------------
                                         CHARLES KWON
                                         ADDRESS: 834 Monroe Street
                                                  Evanston, IL  60202

                                         /s/ Tracy Yun
                                         ---------------------------------------
                                         TRACY YUN
                                         ADDRESS: 90 LaSalle Street
                                                  Apt. #13G
                                                  New York, NY 10027

                                         /s/ Thomas McKearn
                                         ---------------------------------------
                                         THOMAS MCKEARN
                                         ADDRESS: 6040 Lower Mountain Road
                                                  New Hope, PA  18938

                                   SCHEDULE A

     NAME                                                      NUMBER OF SHARES*

     TechVectors, LLC                                                  7,043,647
     The Trustees of the University of Pennsylvania                    6,339,282
     Yvonne Paterson                                                     704,365
     Crestwood, LLC                                                      151,887
     Flamm Family Partner, LP                                            243,019
     James Patton                                                        330,785
     Roni Appel                                                          121,509
     William Kahn                                                        151,517
     Trinita LLC                                                         151,289
     Richard Yelovich                                                    151,289
     Charles Kwon                                                         60,197
     Tracy Yun                                                            60,197
     Thomas McKearn                                                       88,741

* Numbers reflect the Post-Closing Amounts

TechVectors, LLC, the current shareholder of Advaxis will distribute its shares of Advaxis to its members at Closing. Its member are:

Flamm Family Partners, LP
Roni Appel
James Patton
Open Ventures LLC

                                   SCHEDULE B

         POST CLOSING / PRE FINANCING FULLY DILUTED CAPITALIZATION TABLE


--------------------------------------------------------------------------------
                                                                   TOTAL ON A
                                                                     FULLY
NAME:                            OPTIONS  WARRANTS     SHARES     DILUTED BASIS
--------------------------------------------------------------------------------
GXPT previous owners                                     752,600         752,600
--------------------------------------------------------------------------------
Sunrise Securities Corp. and/or
its designees                                            752,600         752,600
--------------------------------------------------------------------------------
Flamm Family Partners, LP*                     8,910   2,585,094       2,594,004
--------------------------------------------------------------------------------
Roni Appel*                                   14,449   2,463,584       2,478,033
--------------------------------------------------------------------------------
James Patton*                     56,349      36,551   2,672,860       2,765,760
--------------------------------------------------------------------------------
Open Ventures, LLC*                                       17,422          17,422
--------------------------------------------------------------------------------
The Trustees of the University
of Pennsylvania                                        6,339,282       6,339,282
--------------------------------------------------------------------------------
Yvonne Paterson                  169,048                 704,365         873,413
--------------------------------------------------------------------------------
Crestwood, LLC                                22,274     151,887         174,161
--------------------------------------------------------------------------------
William Kahn                                             151,517         151,517
--------------------------------------------------------------------------------
Trinita LLC                                              151,289         151,289
--------------------------------------------------------------------------------
Richard Yelovich                                         151,289         151,289
--------------------------------------------------------------------------------
Charles Kwon                                   8,910      60,147          69,107
--------------------------------------------------------------------------------
Tracy Yun                                                 60,197          60,197
--------------------------------------------------------------------------------
Thomas McKearn                    82,763      22,274      88,741         193,778
--------------------------------------------------------------------------------
Marilyn Mendell                               31,184                      31,184
--------------------------------------------------------------------------------
J. Todd Derbin                 1,172,767      73,049                   1,245,816
--------------------------------------------------------------------------------
Carmel Ventures, Inc.             70,436      57,913                     128,349
--------------------------------------------------------------------------------
Scott Flamm                       70,436      31,184                     101,620
--------------------------------------------------------------------------------
Jonnas Grossman                                8,910                       8,910
--------------------------------------------------------------------------------
Kerry Propper                                 22,274                      22,274
--------------------------------------------------------------------------------
Gina Ferarri                                   8,910                       8,910
--------------------------------------------------------------------------------
Adele Pfenninger                               4,455                       4,455
--------------------------------------------------------------------------------
Gene Mancino                                 142,555                     142,555
--------------------------------------------------------------------------------
Port of technology                            46,956                      46,956
--------------------------------------------------------------------------------
Fern                                           8,910                       8,910
--------------------------------------------------------------------------------
Cornucopia Pharmaceutical                     35,218                      35,218
--------------------------------------------------------------------------------
Thorsten Verch                    56,348                                  56,348
--------------------------------------------------------------------------------
Christian Peters                 228,919                                 228,919
--------------------------------------------------------------------------------
Pentegram                         35,639                                  35,639
--------------------------------------------------------------------------------
Joy Cavagnaro                     84,524                                  84,524
--------------------------------------------------------------------------------
Bruce Mackler                     52,827                                  52,827
--------------------------------------------------------------------------------
Madison Keats                     28,175                                  28,175
--------------------------------------------------------------------------------
DNA Bridges                       16,200                                  16,200
--------------------------------------------------------------------------------

Pramod Srivastava                 58,110                                  58,110
--------------------------------------------------------------------------------
Steve Roth                        82,763                                  82,763
--------------------------------------------------------------------------------
Dr. Lorber                        58,110                                  58,110
--------------------------------------------------------------------------------
Carl June                         58,110                                  58,110
--------------------------------------------------------------------------------

TOTALS:                        2,381,525     584,885  17,102,923      20,069,333
--------------------------------------------------------------------------------

* TechVectors, LLC, the current shareholder of Advaxis will distribute its shares of Advaxis to its members at Closing as follows:

Flamm Family Partners, LP: 2,341,320
Roni Appel:                2,341,320
James Patton:              2,341,320
Open Ventures LLC:            17,422

Section 5.02

Pursuant to the terms of the Investment Banking Agreement between Advaxis and Sunrise Securities Corp., Sunrise Securities Corp. and/or its designees are to receive 752,600 shares of common stock of GXPT

                                    EXHIBIT X
                     FORM OF INVESTOR REPRESENTATION LETTER

                     GREAT EXPECTATIONS AND ASSOCIATES, INC.

To the Board of Directors of
Great Expectations and Associates, Inc.

            The undersigned (the "Investor") represents that:

            (i) He,  she or it is  acquiring  the  shares of common  stock  (the
"Shares"), of Great Expectations and Associates, Inc., a Colorado corporation (the "Company") to be issued pursuant to the Share Exchange and Reorganization Agreement, among the Company, Advaxis, Inc., a Delaware corporation ("Advaxis"), and the shareholders of Advaxis (the "Agreement") for his, her or its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act of 1933, as amended (the "Securities Act"). The Investor shall not dispose of any part or all of such Shares in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (the "SEC"), and all applicable provisions of state securities laws and regulations.

            (ii) If the Investor is a natural person, the Investor has reached the age of maturity in the jurisdiction in which the Investor resides, has adequate means of providing for the Investor's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

            (iii) The Investor acknowledges that he, she or it has been afforded access to all material information which it has requested relevant to its decision to acquire the Shares and to ask questions of the Company's management and that, neither the Company nor anyone acting on behalf of the Company has made any representations or warranties to the Investor which have induced, persuaded, or stimulated the Investor to acquire the Shares.

            (iv) Either alone, or together with its investment advisor(s), the Investor has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Shares, and each the Investor is and will be able to bear the economic risk of the investment in the Shares.

            (v) The Investor acknowledges that the certificate or certificates representing the Shares shall bear a legend in substantially the form as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

            (vi) The Investor acknowledges being informed that the Shares to be issued pursuant to the Agreement shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available.

            (vii) The following information should be provided by the person making the investment decision whether on his own behalf or on behalf of an entity:

            (1) Name of Investor:                                    Age:
                                 -----------------------------------     -------

            (2) Name of person making investment decision
                                                                     Age:
                -----------------------------------------------------    -------
                (Print)

            (3) Principal residence address and telephone number: (___) ________

                ----------------------------------------------------------------

                Email Address:
                ----------------------------------------------------------------

            (4) Secondary residence address and telephone number: (___) ________

                ----------------------------------------------------------------

                ----------------------------------------------------------------

            The undersigned has no present intention of becoming a resident of any other state or jurisdiction.

            (5) Name, address, telephone number and facsimile number of employer or business:

                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

                (i) Nature of business
                                      ------------------------------------------

                (ii) Position and nature of responsibilities

                     -----------------------------------------------------------

            (6) Length of employment or in current position
                                                           ---------------------

            (7) Prior employment,  positions or occupations during the past five years (and the inclusive dates of each) are as follows:

                Nature of Employment,
                or Occupation              Position/Duties             From/To


                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

            Attach additional pages to answer any questions in greater detail, if necessary.

            The undersigned should answer the following questions, which pertain to income, tax rate, net worth, liquid assets, and non-liquid assets by including spousal contribution even though the investment shall be held in single name.

            (8) Business or  professional  education and the degree(s)  received are as follows:

                       School                  Degree              Year Received


                ----------------------------------------------------------------

                ----------------------------------------------------------------

            (viii) ACCREDITED INVESTOR REPRESENTATIONS. Initial all appropriate spaces on the following pages indicating the basis upon which the undersigned qualifies as an accredited investor (please initial only where appropriate). [MUST INITIAL ONE]


            For Individual Investors Only:

            (1) ____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have combined net worth, in excess of $1,000,000. For purposes of this question, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

            (2a) ____ I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in 2002 and 2003 and I reasonably expect to have an individual income in excess of $200,000 this year.

            (2b) ____ Alternatively, my spouse and I have joint income in excess of $300,000 in each applicable year.

            (3)   ____ I am a director or executive officer of the Company.

            Other Investors:

            (4) ____ The undersigned certifies that it is one of the following: any bank as defined in Section 3(a)(2) of the
                  Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

            (5) ____ The undersigned certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            (6) ____ The undersigned certifies that it is a organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

            (7) ____ The undersigned certifies that it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

            (8) ____ The undersigned certifies that it is an entity in which all of the equity owners are accredited investors.

Individual Investors:


--------------------------------------------------------------------------------
Social Security Number                  Print Name of Investor No. 1


                                        ----------------------------------------
                                        Signature of Investor No. 1


--------------------------------------- ----------------------------------------
Social Security Number                  Print Name of Investor No. 2


                                        ----------------------------------------
                                        Signature of Investor No. 2

Manner in which Shares are to be held:

_____ Individual Ownership                         _____ Partnership

_____ Tenants-in-Common                            _____ Trust

_____ Joint Tenant With Right of Survivorship      _____ Corporation

_____ Community Property                           _____ Employee Benefit Plan

_____ Separate Property                            _____ Other (please indicate)

Corporate or Other Entity:


-----------------------------------          -----------------------------------
Federal ID Number                            Print Name of Entity


                                        By:
                                           -------------------------------------
                                           Signature, Title

DATED: _______________, 2004